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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT







We hereby consent to the use in the Form SB-2 Registration Statement of The Singing Machine Company, Inc. our report as of March 31, 1999, dated July 23, 1999 relating to the consolidated financial statements of The Singing Machine Company, Inc. which appear in such Form SB-2, and to the reference to our Firm under the heading "Experts" in the prospectus.







                                                /s/ WEINBERG & COMPANY, P.A.
                                                --------------------------------

                                                    WEINBERG & COMPANY, P.A.
                                                    Certified Public Accountants


Boca Raton, Florida
March 1, 2000